    As Filed With the Securities and Exchange Commission on November 15, 1996
                                                   Registration No. 333-________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GISH BIOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                          CALIFORNIA                                                    95-3046028
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)


                  2681 KELVIN AVENUE, IRVINE, CALIFORNIA 92714
                                 (714) 756-5485
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)



                                   JACK BROWN
                             CHIEF EXECUTIVE OFFICER
                              GISH BIOMEDICAL, INC.
                  2681 KELVIN AVENUE, IRVINE, CALIFORNIA 92714
                                 (714) 756-5485
  (Name, address, including zip code, and telephone number, including area code of agent for service)

                                    COPY TO:
                             MICHAEL E. FLYNN, ESQ.
                            MATTHEW P. THULLEN, ESQ.
                        STRADLING, YOCCA, CARLSON & RAUTH
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

           Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum
  Title of securities     Amount to be        offering price      aggregate offering        Amount of
   to be registered        registered          per share (1)           price (1)         registration fee
--------------------------------------------------------------------------------------------------------------
   Common Stock, no          240,240              $6.4375             $1,546,545             $468.65
       par value             shares
--------------------------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (g), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on November 13, 1996, which was approximately $6.4375 per share.



           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                         DATED NOVEMBER 15, 1996


                              GISH BIOMEDICAL, INC.


                         240,240 SHARES OF COMMON STOCK
                                 (NO PAR VALUE)





           This Prospectus relates to the offer and sale of shares of common stock, no par value ("Common Stock"), of Gish Biomedical, Inc. (the "Company" or "Gish"), which may be offered hereby from time to time by the selling stockholder named herein (the "Selling Stockholder") for its own benefit. The Company will receive no part of the proceeds of sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by such Selling Stockholder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

           The distribution of the shares of Common Stock offered hereby may be effected from time to time in one or more transactions. All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the Nasdaq National Market (the "Nasdaq NM") in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In addition, the Selling Stockholder may elect to distribute, pursuant to the Registration Statement of which this Prospectus is a part, the shares of Common Stock as a dividend to its stockholders. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholder. See "Plan of Distribution."

           The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

           The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq NM under the symbol "GISH". On November 14, 1996, the last reported sale price of the Company's Common Stock on the Nasdaq NM was $6.75.


           SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR
              DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                      OFFENSE.



                     The date of this Prospectus is            , 1996.

                                TABLE OF CONTENTS

                                                                               PAGE
Available Information...........................................................2
Incorporation of Certain Documents by Reference.................................3
The Company.....................................................................4
Risk Factors....................................................................4
Use of Proceeds.................................................................7
Selling Stockholder.............................................................8
Plan of Distribution............................................................8
Legal Matters...................................................................9
Experts.........................................................................9
Indemnification of Directors and Officers.......................................9


          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices of supplements to this Prospectus.

          The Company's Common Stock is listed on the Nasdaq NM. Reports, proxy statements and other information concerning the Company can be inspected at 1735 K Street, N.W., Washington D.C. 20006-1506.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed below have been filed by the Company with the Commission under the Exchange Act and are incorporated by reference herein:

          a. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

          b. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

          c. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended June 30, 1996; and

          d. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Chief Financial Officer, Gish Biomedical, Inc., 2681 Kelvin Avenue, Irvine, California 92714, telephone number (714) 756-5485.

                                   THE COMPANY


          The Company was incorporated in California in April 1976 under the name "Gics Pharmaceuticals, Inc." In November 1981, the Company changed its name to Gish Biomedical, Inc . The Company has one operating subsidiary: Gish International, Inc. Unless the context otherwise requires, references to the "Company" herein include Gish Biomedical, Inc. and its operating subsidiary. The Company's headquarters and principal place of business are located at 2681 Kelvin Avenue, Irvine, California 92714, and its telephone number is (714) 756-5485.


                                  RISK FACTORS

          The following factors should be considered carefully in evaluating the Company and its business before making an investment in the Common Stock offered hereby, together with all of the other information set forth or incorporated by reference in this Prospectus.

          This Prospectus, including documents incorporated into this Prospectus by reference, contains certain forward-looking statements that are based on current expectations. In light of the important factors that can materially affect results, including those set forth in this paragraph and below, the inclusion of forward-looking information herein should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. The Company may encounter competitive, technological, financial and business challenges making it more difficult than expected to continue to develop and market its products; the market may not accept the Company's existing and future products; the Company may be unable to retain existing key management personnel; and there may be other material adverse changes in the Company's operations or business. Certain important factors affecting the forward-looking statements made herein include, but are not limited to (i) failure to obtain U.S. Food and Drug Administration approval for its oxygenator which is currently in development, (ii) the lack of market acceptance of its redesigned MyoManager or ambulatory infusion pump, (iii) continued downward pricing pressures in the Company's targeted markets, (iv) the continued acquisition of the Company's customers by certain of its competitors and (v) the decision by the Company to replace its distributor network with a direct sales force in certain geographic territories. Assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its marketing, capital expenditure or other budgets, which may in turn affect the Company's financial position and results of operations. The reader is therefore cautioned not to place undue reliance on forward-looking statements contained herein, which speak as of the date of this Prospectus.

COMPETITION

         The medical device industry in general, and the market for products for use in cardiovascular surgery in particular, is intensely competitive and characterized by innovation and technological advances. Product differentiation and performance, client service, reliability, cost and ease of use are important competitive considerations in the medical device industry. The Company expects that the current high levels of competition and technological change in the medical device industry in general, and the cardiovascular surgery products industry in particular, will continue to increase. Several companies offer devices which compete with devices manufactured by the Company, including Bentley Laboratories, a division of Baxter Health Care Corporation, Bard Cardiopulmonary, Inc., a division of C.A. Bard, Inc., COBE Laboratories, Inc., Sorin Biomedical, Inc., a unit of Fiat Italy, Medtronic, Inc. and Stryker Surgical. Most of the Company's competitors have longer operating histories and significantly greater financial, technical, research, marketing, sales, distribution and other resources than the Company. In addition, the Company's competitors have greater name recognition than the Company and frequently offer discounts as a competitive tactic. There can be no assurance that the Company's current competitors or potential future competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than those that have been and are being developed by the Company or that would render the Company's technologies and products obsolete or noncompetitive, or that such companies will not succeed in obtaining regulatory approval for, introducing or commercializing any such products prior to the Company. Any of the above competitive developments could have a material adverse effect on the Company's business, financial condition and results of operations.

RISK OF DECLINING AVERAGE SELLING PRICES

         The Company is currently facing and may continue to face increasing pricing pressures from its current and future competitors, especially from competitors in the cardiovascular surgery products market. As a result of such pressures, the Company has been forced to lower the prices of certain of its products in order to maintain market share. There can be no assurance that the Company will be able to maintain its market share in the cardiovascular surgery products market in the face of continuing pricing pressures. Over time, the average selling prices for the Company's products may continue to decline as the markets for these products continues to become more competitive. Any material reduction in the prices for the Company's products would negatively affect the Company's gross margin and would require the Company to increase unit sales in order to maintain net sales.

RISK OF MARKET WITHDRAWAL OR PRODUCT RECALL

         Complex medical devices, such as the Company's products, can experience performance problems in the field that require review and possible corrective action by the manufacturer. Similar to many other medical device manufacturers, the Company periodically receives reports from users of its products relating to performance difficulties they have encountered. The Company expects that it will continue to receive customer reports regarding the performance and use of its products. There can be no assurance that component failures, manufacturing errors or design defects that could result in an unsafe condition or injury to the patient will not occur. If any such failures or defects were deemed serious, the Company could be required to withdraw or recall products, which could result in significant costs to the Company. However, there can be no assurance that market withdrawals or product recalls will not occur in the future. Any future product problems could result in market withdrawals or recalls of products, which could have a material adverse affect on the Company's business, financial condition or results of operations.

         The Company has recently undertaken a voluntary recall of its ambulatory infusion pumps. There can be no assurance that the Company will be able to successfully take corrective actions with respect to these pumps, nor can there be any assurance that any such corrective actions will not force the Company to incur significant costs. In addition, there can be no assurance that the current recall or any future recalls will not cause the Company to face increasing scrutiny from its customers, which could cause the Company to lose market share or incur substantial costs in order to maintain existing market share.

RISKS ASSOCIATED WITH EXTENSIVE GOVERNMENT REGULATION

         The manufacture and sale of medical devices, including products currently sold by the Company and the Company's other potential products, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state agencies, such as the California Department of Health Services ("CDHS"). In order for the Company to market its products for clinical use in the United States, the Company must obtain clearance from the FDA of a 510(k) premarket notification or approval of a more extensive submission known as a premarket approval ("PMA") application. In addition, certain material changes to medical devices also are subject to FDA review and clearance or approval. The process of obtaining FDA and other required regulatory clearances and approvals is lengthy, expensive and uncertain, frequently requiring from one to several years from the date of FDA submission if premarket clearance or approval is obtained at all. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. The Company is currently awaiting clearance of 510(k) premarket notification for a new oxygenator product which the Company expects to receive by January 1997.

         Sales of medical devices outside of the United States are subject to international regulatory requirements that vary from country to country. The time required to obtain approval for sales internationally may be longer or shorter than that required for FDA clearance or approval, and the requirements may differ. The Company has entered into distribution agreements for the foreign distribution of its products. These agreements generally require that the foreign distributor is responsible for obtaining all necessary regulatory approvals in order to allow sales of the Company's products in a particular country. There can be no assurance that the Company's foreign distributors will be able to obtain approval in a particular country for any future products of the Company.

         Regulatory clearances or approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such clearances or approvals, the FDA and certain foreign regulatory authorities impose numerous other requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of cleared or approved medical devices for uncleared or unapproved uses. In addition, product clearances or approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following the initial marketing. The Company will be required to adhere to applicable FDA regulations regarding good manufacturing practices ("GMP") and similar regulations in other countries, which include testing, control, and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirements will be monitored through periodic inspections by federal and state agencies, including FDA and CDHS, and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing products for unapproved uses, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant premarket clearance or premarket approval for devices, withdrawal of clearances or approvals and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of the Company's products.

         There can be no assurance that the Company will be able to obtain FDA 510(k) clearance or PMA approval for its potential products or other necessary regulatory approvals or clearances on a timely basis or at all. Delays in receipt of or failure to receive U.S. or foreign clearances or approvals, the loss of previously obtained clearances or approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

PRODUCT LIABILITY RISK; LIMITED INSURANCE COVERAGE

         The manufacture and sale of medical products entail significant risk of product liability claims. There can be no assurance that the Company's existing annual insurance coverage limits of $5 million per occurrence and $5 million in the aggregate will be adequate to protect the Company from any liabilities it might incur in connection with the clinical trials or sales of its products. In addition, the Company may require increased product liability coverage as products under development are successfully commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, or at all. A successful product liability claim or series of claims brought against the Company in excess of its insurance coverage, could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS RELATING TO NEW PRODUCT DEVELOPMENT

         The Company's growth is dependent in part on the design and development of new products in the medical device industry. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted by the FDA on a timely basis, or at all, or that the potential products will achieve market acceptance. Failure by the Company to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on the Company's business, financial conditions and results of operations.

DEPENDENCE UPON KEY PERSONNEL

         The Company is dependent upon a number of key management and technical personnel. The loss of the services of one or more key employees would have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain additional highly qualified management and technical personnel. The Company faces intense competition for qualified personnel, many of whom are often subject to competing employment offers, and there can be no assurance that the Company will be able to attract and retain such personnel.

RISKS ASSOCIATED WITH HEALTHCARE REFORM PROPOSALS

         Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. The Clinton administration has expressed a continuing commitment to increasing access to healthcare for the uninsured, and both the President and the Congress have expressed interest in controlling the escalation of healthcare expenditures and using healthcare reimbursement policies to help control the federal deficit. Potential reforms proposed over the last several years have included mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and fundamental changes in the healthcare delivery system. In addition, some states in which the Company operates are also considering various healthcare reform proposals. The Company anticipates that federal and state governments will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted,when they may be adopted or what impact they may have on the Company, and there can be no assurance that the adoption of reform proposals will not have a material adverse effect on the Company's business, operating results or financial condition. In addition, the actual announcement of reform proposals and the investment community's reaction to such proposals, as well as announcements by competitors and third-party payors of their strategies to respond to such initiatives, could produce volatility in the trading and market price of the Common Stock.

RISKS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE

         In the ordinary course of its manufacturing process, the Company uses solvents and isopropyl alcohol which are stored on-site. The waste created by the use of these products is transported off-site on a regular basis by a state-registered waste hauler. Although the Company is not aware of any claim involving violation of environmental or occupational safety and health laws and regulations, there can be no assurance that such a claim may not arise in the future, which may have a material adverse effect on the Company.

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

         The Company's directors and executive officers will, in the aggregate, beneficially own approximately 24% of the Company's outstanding Common Stock following the completion of this offering. These shareholders, if acting together, would be able to control substantially all matters requiring approval by the shareholders of the Company, including the election of directors and the approval of mergers or other business combination transactions. Such concentration of ownership could discourage or prevent a change in control of the Company.

ADVERSE EFFECTS OF PREFERRED STOCK ON RIGHTS OF COMMON STOCK

         The Board of Directors of the Company is authorized to issue, from time to time, without any action on the part of the Company's shareholders, up to 1,500,000 shares of Preferred Stock in one or more series, with such relative rights, preferences, privileges and restrictions as are determined by the Board of Directors at the time of issuance. Accordingly, the Board of Directors is empowered to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In the event of such issuance, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

VOLATILITY OF STOCK PRICE; NO DIVIDENDS

         The trading price of the Common Stock has been and is likely to continue to be subject to significant fluctuations in response to variations in quarterly operating results, the gain or loss of significant contracts, changes in management, announcements of technological innovations or new products by the Company or its competitors, legislative or regulatory changes, general trends in the industry and other events and factors. In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price for any companies for reasons frequently unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. The Company currently intends to retain any future earnings for use in its business and does not anticipate any cash dividends in the future.


                                 USE OF PROCEEDS

          The proceeds from the sale of the Selling Stockholder's Common Stock will belong to the Selling Stockholder. The Company will not receive any proceeds from any such sale of the Common Stock.

                               SELLING STOCKHOLDER

          The following table sets forth the name of the Selling Stockholder, the nature of any material relationship with the Company within the past three years, if applicable, the number of shares of Common Stock owned by such Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.

                                                                          Shares Owned
                                                                         After Offering(1)
                                           Shares Owned     Shares      ------------------
Name                                   Prior to Offering    Offered     Number    Percent
----                                   -----------------    -------     ------    -------
Creative Medical Development, Inc.            240,240      240,240         --        --


(1)    Assumes the Selling Stockholder sells all of the shares offered hereby.

       On September 13, 1995, the Company and the Selling Stockholder entered into an agreement whereby the Selling Stockholder sold substantially all of its ambulatory infusion pump assets to the Company in exchange for 240,240 shares of Common Stock and a cash payment of $600,000. This transaction was consummated on April 17, 1996. In connection with and at the consummation of this transaction, the Company entered into a one-year lease with a subsidiary of the Selling Stockholder with respect to property housing the equipment used to manufacture the assets acquired. The Company also entered into one-year employment agreements at the consummation of this transaction with the Selling Stockholder's Chief Executive Officer and Secretary/Treasurer. The agreement with the Chief Executive Officer of the Selling Stockholder provides for an annual salary of $110,000, with vacation and other benefits in accordance with the Company's general personnel policies, and further provides for stock awards which vest over the life of the agreement, as well as bonuses and options to be granted in the event certain performance targets are met. The agreement with the Secretary/Treasurer of the Selling Stockholder provides for an annual salary of $96,000, with vacation and other benefits in accordance with the Company's general personnel policies, as well as stock awards which vest over the term of the agreements and a stock bonus to be granted on the satisfaction of an administrative transition between the Company and the Selling Stockholder with respect to the ambulatory infusion pump assets sold to the Company.


                              PLAN OF DISTRIBUTION

          The Company will not receive any of the proceeds from the sale of shares of Common Stock offered hereby. The Selling Stockholder may sell all or a portion of the shares of Common Stock held by it from time to time while the Registration Statement of which this Prospectus is a part remains effective. By agreement with the Selling Stockholder, the Company is obligated to maintain the effectiveness of such Registration Statement until the earlier of April 17, 1998 or the date all of the shares of Common Stock offered hereby have been sold or withdrawn from registration by the Selling Stockholder. To the extent required, the number of shares of Common Stock to be sold, the name(s) of the Selling Stockholder(s), the purchase price, the name of any agent or dealer and any applicable commissions with respect to a particular offer will be set forth in an accompanying Supplement to this Prospectus. The aggregate proceeds to the Selling Stockholder from the sale of shares of Common Stock offered by the Selling Stockholder hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered hereby.

          The shares of Common Stock may be sold by the Selling Stockholder in transactions on the Nasdaq NM, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Stockholder may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, the Selling Stockholder may elect to distribute, pursuant to the Registration Statement of which this Prospectus is a part, the shares of Common Stock as a dividend to its stockholders. In effecting sales, brokers and dealers engaged by Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

          The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in sales of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          Pursuant to the registration agreement entered into with the Selling Stockholder, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

          The Company will pay all expenses incident to the registration of the offer and sale of the shares of Common Stock to the public. All selling and other expenses incurred by the Selling Stockholder, including selling commissions and fees, are to be paid by the Selling Stockholder.


                                  LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California.


                                     EXPERTS

          The consolidated financial statements of Gish Biomedical, Inc. appearing incorporated by reference in Gish Biomedical, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Articles of Incorporation provides that to the fullest extent permitted by California law, a director will not be liable for monetary damages for breach of the director's fiduciary duty of care to the Company and its stockholders. This provision in the Articles of Incorporation does not eliminate a director's fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders or involve the absence of good faith on the part of the director, (iii) any transaction from which the director derives an improper personal benefit, (iv) acts or omissions involving reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders, (v) acts or omissions that constitute an unexpected pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, (vi) improper transactions between a director and the Company, and (vii) improper distributions and loans to directors and officers. This provision does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

          In addition, the Company's Bylaws provide that the Company may indemnify its directors, officers, employees and other agents to the fullest extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which requires the Company to indemnify them to the fullest extent permitted by law against certain losses they may incur in legal proceedings arising in connection with their services to the Company.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               --------------------------------------------------



               --------------------------------------------------

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.


           ----------------------------------------------------------
           ----------------------------------------------------------



                                 240,240 SHARES



                              GISH BIOMEDICAL, INC.



                                  COMMON STOCK






                                   PROSPECTUS






                                     , 1996



           ----------------------------------------------------------
           ----------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 14.  Other Expenses of Issuance and Distribution

         The following sets forth the costs and expenses, all of which shall be borne by the Company, in connection with the offering of the shares of Common Stock pursuant to this Registration Statement:

                  Securities and Exchange Commission Fee.......................  $   469.00
                  Accounting Fees and Expenses.................................  $ 5,000.00*
                  Legal Fees and Expenses......................................  $10,000.00*
                  Miscellaneous Expenses.......................................  $ 3,000.00*
                                                                                  ---------

                           Total...............................................  $18,469.00

         * Estimated


Item 15.  Indemnification of Directors and Officers.

         (a) As permitted by the California General Corporation Law, the Company's Articles of Incorporation eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the California General Corporation Law.

         (b) The Company's Articles of Incorporation provides that the Company will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the California General Corporation Law. The Company's Bylaws provide for a similar indemnity to directors and officers of the Company to the fullest extent authorized by the California General Corporation Law.

         (c) The Company's Articles of Incorporation also gives the Company the ability to enter into indemnification agreements with each of its officers and directors. The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide for the indemnification of directors and officers of the Company against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by laws.


Item 16.  Exhibits.

         4.1 Registration Rights Agreement dated as of April 17, 1996, by and among the Company and Creative Medical Development, Inc., a Delaware corporation.

         5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.

         23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         24.1 Power of Attorney (included on the signature page to the Registration Statement - see page S-1.)

Item 17.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 of S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 14th day of November, 1996.


                                       GISH BIOMEDICAL, INC.


                                       By: /s/ Jack W. Brown
                                          -------------------------------------
                                          Jack W. Brown
                                          Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Gish Biomedical, Inc., do hereby constitute and appoint Jack W. Brown and Jeanne M. Miller, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                        Title                                     Date
      ---------                        -----                                     ----
                                       Chief Executive Officer,
     /s/ Jack W. Brown                 President and Director
-----------------------------          (Principal Executive Officer)             November 14, 1996
Jack W. Brown


                                       Vice President and Chief Financial
    /s/ Jeanne M. Miller               Officer
-----------------------------          (Principal Financial officer)             November 14, 1996
Jeanne M. Miller
President and Director
(Principal Executive Officer)


-----------------------------          Director                                  November 14, 1996
Richard A. Braun



    /s/ Ray R. Coulter                 Director                                  November 14, 1996
-----------------------------
Ray R. Coulter

    /s/ Richard W. Dutrisac            Director                                  November 14, 1996
-----------------------------
Richard W. Dutrisac


    /s/ James B. Glavin                Director                                  November 14, 1996
-----------------------------
James B. Glavin


    /s/ John S. Hagestad               Director                                  November 14, 1996
-----------------------------
John S. Hagestad

                                       EXHIBIT INDEX

Exhibit                                                                         Sequential
Number        Description                                                       Page Number
-----         -----------                                                       -----------
4.1           Registration Rights Agreement dated as of April 17, 1996, by and among the Company and Creative Medical Development, Inc., a
              Delaware corporation.

5.1           Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
              Corporation.

23.1          Consent of Stradling, Yocca, Carlson & Rauth, a Professional
              Corporation (included in Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.

24.1          Power of Attorney (included on signature page to the Registration
              Statement at page S-1).